                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                -----------------------------------------------------

                                      EXHIBIT 11
                                      ----------


                                                       Three Months Ended
                                                           SEPTEMBER 30,
                                                       ------------------
                                                       1998           1997


BASIC EPS
---------
Net income                                             $  362,100  $  98,300
                                                       ----------  ---------
                                                       ----------  ---------

Weighted average number of common shares outstanding     15,648,464 14,032,818
                                                       ----------  ---------
                                                       ----------  ---------

Basic earnings per common share                        $     .02$       .01
                                                       ----------  ---------
                                                       ----------  ---------


DILUTED EPS
-----------

Net income                                              $  362,100 $  98,300
                                                       ----------  ---------
                                                       ----------  ---------


Weighted average number of common shares outstanding    15,648,464 14,032,818

Add - common equivalent shares:

     Shares issuable upon exercise of options to
          purchase common stock                        720         -
                                                       ----------  ---------

     Weighted average number of common shares used in
          computation of diluted earnings
           per common share                            15,649,184  14,032,818
                                                       ----------  ---------
                                                       ----------  ---------

Diluted earnings per common share                       $      .02 $     .01
                                                       ----------  ---------
                                                       ----------  ---------



                                          17